UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

INFINERA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on June 11, 2009

Dear Stockholder:

1.	You are receiving this notice that the proxy materials for our 2009 Annual Meeting of Stockholders (the “Annual Meeting”) are available on the Internet. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.	The proxy statement and annual report to stockholders are available on Infinera’s website at: http://www.infinera.com/annual_meeting.

3.	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 28, 2009 to facilitate timely delivery.

The Annual Meeting of Infinera Corporation (the “Company”) will be held at Infinera’s offices at 169 Java Drive, Sunnyvale, CA 94089, at 10:00 a.m., Pacific Time, on June 11, 2009. Only stockholders who owned stock at the close of business on the record date, April 22, 2009 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

-	Election of two Class II directors for a term of three years or until successors have been duly elected and qualified;

-	Ratification of the appointment of Ernst & Young LLP as Infinera’s independent registered public accounting firm for the fiscal year ending December 26, 2009; and

-	Approve a stock option exchange program that, if undertaken, would permit our eligible employees to exchange certain outstanding stock options for restricted stock units, except that executive officers would receive options with a lower exercise price rather than restricted stock units.

This Notice also constitutes notice of the Annual Meeting of the Company.

You may access the following proxy materials by going to http://www.infinera.com/annual_meeting:

-	Notice of 2009 Annual Meeting of Stockholders
-	2009 Proxy Statement
-	2008 Annual Report on Form 10-K

You may vote by Internet by going to http://www.proxyvote.com.

If you prefer a paper copy of the proxy materials, you may request one by sending an e-mail to sendmaterial@proxyvote.com, calling 1-800-579-1639 or by making a request online at http://www.proxyvote.com. If sending a request by e-mail please send a blank e-mail with the 12-digit Control# in the subject line. You will have the opportunity to make a request to receive paper copies for all future meetings or only for the Annual Meeting.

Stockholders of record as of the close of business on the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found on our website: http://www.infinera.com/annual_meeting.

On behalf of the Board of Directors and the employees of Infinera, thank you for your continued support and interest.

Sincerely,

/s/ Michael O. McCarthy III

Michael O. McCarthy III

Chief Legal Officer and Corporate Secretary